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Exhibit 99.1

SCHEDULE OF PURCHASERS

Purchaser	Principal Amount of 8% Convertible Promissory Notes	Number of Shares of Common Stock Underlying Warrants
Sheri Baron c/o Decameron Partners 11 West 20th Street New York, NY 10001 Office 212-685-8883 Home 212-414-4747 535 West 34th Street	$100,000	35,294
Candlewood Fund, L.P. Robert T. Hoffman, General Partner c/o Hoffman Capital Partners, LLC 17 Hulfish Street, Suite 240 Princeton, NJ 08542 609-688-3500	$157,500	55,588
Candlewood QP Fund, L.P. Robert T. Hoffman, General Partner c/o Hoffman Capital Partners, LLC 17 Hulfish Street, Suite 240 Princeton, NJ 08542 609-688-3500	$1,144,500	403,941
Candlewood Offshore Fund, L.P. Robert T. Hoffman, Director c/o Hoffman Capital Partners, LLC 17 Hulfish Street, Suite 240 Princeton, NJ 08542 609-688-3500	$2,198,000	775,765
Duck Partners, L.P. James Mitchell Hull, Gen. Partner 750 Lexington Avenue, 26th Floor New York, NY 10022 212-333-4800	$50,000	17,647
Joseph Gil 61 Spindrift Passage Corte Madera, CA 94925 Home 415-927-2573 Work 415-874-3145	$25,000	8,824
Gryphon Master Fund, L.P. E. B. Lyon, IV, Authorized Agent 500 Crescent Court, Suite 270 Dallas, TX 75201 214-871-6900	$750,000	264,706

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Purchaser	$	Warrants
J. M Hull Associates, L.P. James Mitchell Hull, Gen. Partner 750 Lexington Avenue, 26th Floor New York, NY 10022 212-333-4800	$250,000	88,235
London Family Trust Robert S. London, Trustee 212 Aurora Drive Montecito, CA 93108 805-565-3503	$300,000	105,882
MicroCapital Fund LP Ian P. Ellis, President 410 Jessie Street, Suite 1002 San Francisco, CA 94103 415-625-6835	$550,000	194,118
MicroCapital Fund, Ltd. Ian P. Ellis, President 410 Jessie Street, Suite 1002 San Francisco, CA 94103 415-625-6835	$450,000	158,824
Quantico Partners, L.P. Jeffrey Thorp, Managing Member 535 Madison Avenue, 7th Floor New York, NY 10022 212-850-7528	$100,000	35,294

	$6,075,000	2,144,118

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  Exhibit 99.1
SCHEDULE OF PURCHASERS